Exhibit 99.4

Q3 CONTRACTING, INC.

FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Unaudited)

TABLE OF CONTENTS

PAGE

Financial Statements — Unaudited:

Balance Sheets	1

Statements of Income	3

Statements of Cash Flows	4

Notes to Combined Financial Statements	5

BALANCE SHEETS

September 30, 2012 and 2011

(Unaudited)

	2012	2011

ASSETS

Current assets:
Cash	$255,825	$166,910
Accounts receivable - less allowance for doubtful accounts of approximately $40,000 and $10,831 in 2012 and 2011, respectively	15,346,655	11,035,981
Unbilled receivables	4,646,539	3,982,854
Other receivables	120,000	160,999
Note receivable - related party	80,000	710,000
Inventory	186,026	0
Prepaid expenses	314,635	268,929
Employee and shareholder advances	143,132	118,552

Total current assets	21,092,812	16,444,225

Property and equipment, net	18,321,610	5,344,699

Other assets:
Intangible assets, net	—	235,030
Security deposits	21,750	19,300
Investment	432,405	15,000

Total other assets	454,155	269,330

Total assets	$39,868,577	$22,058,254

See notes to combined financial statements.

BALANCE SHEETS

September 30, 2012 and 2011

(Unaudited)

	2012	2011

LIABILITIES AND SHAREHOLDERS’ AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$516,843	$295,461
Current portion of capital lease obligations	—	17,122
Accounts payable	2,151,362	1,986,429
Accrued liabilities - wages and vacation	4,556,817	3,919,742
Accrued liabilities - other	1,650,499	1,763,966

Total current liabilities	8,875,521	7,982,720

Long-term liabilities:
Revolving credit facility	3,312,424	2,386,314
Equipment note facility	10,262,867	—
Capital lease obligations, less current portion	—	—
Notes payable - related party	—	510,000
Long-term debt, less current portion	—	463,432

Total long-term liabilities	13,575,291	3,359,746

Total liabilities	22,450,812	11,342,466

Shareholders’ and members’ equity:
Voting stock, par value $.01; 20,000 shares authorized; 297 shares issued and outstanding	3	3
Nonvoting stock, par value $.01; 180,000 shares authorized; 12,142 shares issued and outstanding	121	121
Additional paid-in capital	559,873	559,873
Retained earnings	16,857,768	10,155,791

Total shareholders’ and members’ equity	17,417,765	10,715,788

Total liabilities and shareholders’ and members’ equity	$39,868,577	$22,058,254

See notes to combined financial statements.

STATEMENTS OF INCOME

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	2012		2011
		Percent		Percent
	Amount	of sales	Amount	of sales

Sales	$76,774,075	100.0%	$59,925,597	100.0%

Cost of sales	62,240,186	81.1	49,133,810	82.0

Gross margin	14,533,889	18.9	10,791,787	18.0

Operating expenses	5,720,367	7.5	5,747,934	9.6

Operating income	8,813,522	11.4	5,043,853	8.4

Other income (expense):
Other income	433,795	0.6	122,080	0.2
Interest expense	(153,436)	(0.2)	(92,238)	(0.2)

Total other income (expense)	280,359	0.4	29,842	0.0

Net income	$9,093,881	11.8%	$5,073,695	8.5%

See notes to combined financial statements.

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	2012	2011

Cash flows from operating activities:
Net income	$9,093,881	$5,073,695
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	3,100,142	1,320,000
Amortization	262,150	42,690
Provision for doubtful accounts	—	(25,150)
Gain on sale of property and equipment	(86,995)	(115,468)
Changes in operating assets and liabilities:
Accounts receivable	(9,039,860)	(5,022,868)
Unbilled receivables	(3,575,450)	(2,735,766)
Other receivables	(77,053)	70,664
Inventory	(186,026)	—
Prepaid expenses	(93,205)	(226,191)
Employee and shareholder advances	(20,221)	(112,700)
Other assets	(419,855)	(118,060)
Accounts payable	1,111,763	560,539
Accrued liabilities - wages and vacation	2,157,951	2,586,093
Accrued liabilities - other	650,708	614,398

Net cash flows provided by operating activities	2,877,930	1,911,876

Cash flows from investing activities:
Advances on note receivable - related party	400,000	(495,000)
Proceeds from sale of property and equipment	306,152	117,966
Purchases of property and equipment	(16,357,922)	(1,974,747)

Net cash flows used in investing activities	(15,651,770)	(2,351,781)

Cash flows from financing activities:
Principal payments on long-term debt	(701,142)	(56,798)
Proceeds from issuance of long-term debt	—	596,775
Proceeds on revolving credit facility	3,312,424	2,230,119
Proceeds from equipment note facility	10,262,867	—
Repayments on capital lease obligations	(12,028)	(41,688)
Distributions	(5,707,535)	(2,173,595)

Net cash flows used in financing activities	7,154,586	554,813

Net increase (decrease) in cash	(5,619,254)	114,908

Cash, beginning of year	5,875,079	52,002

Cash, end of year	$255,825	$166,910

See notes to combined financial statements.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

1                                         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Nature of Business

Q3 Contracting, Inc. (“Q3” or the “Company”) is a Minnesota S-corporation engaged in various construction activities primarily in the Upper Midwest region of the United States.  The underground operations install, replace and repair natural gas distribution systems.  The Company’s restoration operations provide various construction surface restoration services, including asphalt, concrete, sod and seeding.  The traffic operations provide construction warning signs and related setup and take down services.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation allowances for accounts receivable, various accrued liabilities and accounting for amortization and depreciation.  Actual results could vary from the estimates that were used.

Concentrations of Risk

Cash Deposits in Excess of Federally Insured Limits

The Company maintains cash balances at one financial institution.  The accounts are insured by the Federal Deposit Insurance Corporation up to varying amounts.  The Company did not have any uninsured cash balances at September 30, 2012 and 2011.

Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.  The credit risk is largely based on the fact that a large portion of its accounts receivable is made up of companies in the utility industry throughout the Upper Midwest of the United States.

Major Customer

The Company had two customers in 2012 that comprised approximately 67% of its sales and 65% of its accounts receivable at September 30, 2012.  In 2011, the Company had two customers that comprised approximately 75% of its sales and 70% of its accounts receivable at September 30, 2011.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Labor Force

A majority of the Company’s labor force is covered by collective bargaining agreements which expire at various times beginning in March 2013 through May 2016.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance based on historical write-off experience.  Past due balances over 90 days are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Equipment Financing

The Company finances equipment from time to time on an interest free basis.  The Company imputes interest on the financed equipment and amortizes the interest over the life of the loan if the face amount of the loan does not approximate the cash sales price of the financed equipment.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method.  Estimated useful lives of the assets are:

Furniture, computers and fixtures	3-8 years
Equipment and vehicles	5-8 years

Costs related to maintenance and repairs are charged to expense as incurred.  The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the related accounts and any resulting gain or loss is charged or credited to operations.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Intangible Assets

Prior to 2012, amounts prepaid for a non-compete agreement had been recorded as an intangible asset and was amortized on a straight-line basis over the term of the non-compete agreement.  In 2012 the intangible asset was written down to $0 as the Company determined the likelihood of competition with the Company was remote.

Long-Lived Assets

The Company periodically assesses the recoverability of long-lived assets, such as property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets, to be held and used, is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds the estimated fair value of the asset.

Revenue Recognition

The Company generally has two types of arrangements with customers based on a unit of measurement and an agreed-upon price per unit (a unit consists of hours, feet or yards).

Defined Arrangements

Under a defined arrangement, the Company and the customer agree on a defined scope of work at an agreed-upon total project fee.  The pricing under this arrangement is based on a specific number of units at a specific unit price.  Revenues are billed and recognized as work progresses as there are no significant continuing obligations to the Company after the units are completed.

If, however, the units delivered exceed the originally agreed-to number, such excess is billed outside the scope of the agreed-upon fee at the same price as in the original contract.  The Company’s policy is to not recognize revenue on additional billings should there be indications that collectability is not reasonably assured.

Open Arrangements

Open arrangements are similar to defined arrangements except that there is no defined number of units, rather the contract stipulates a specified price and the customer is billed based on number of units delivered.  Revenues are billed and recognized as each unit is completed as there are no significant continuing obligations to the Company after the units are completed.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Unbilled Receivables

Unbilled receivables represent work that has been completed but not invoiced. Unbilled receivables were $4,646,539 and $3,982,854 at September 30, 2012 and 2011, respectively.

Investments

Partially-owned equity affiliates are accounted for using the equity method of accounting.  Equity method investments are recorded at cost and are adjusted periodically to recognize the Company’s proportionate share of income or loss, additional contributions made and dividends and capital distributions received.  The Company will recognize its share of any impairment charge recorded by the investee.  The Company will also consider the effect, if any, of an other than temporary decrease in value of the investment for the Company’s basis difference in the assets of the investee.

In the event a partially owned equity affiliate were to incur a loss and the Company’s cumulative proportionate share of the loss exceeded the carrying amount of the equity method investment, application of the equity method would be suspended and the Company’s proportionate share of further losses would not be recognized unless the Company committed to provide further financial support to the affiliate.  The Company would resume application of the equity method once the affiliate became profitable and the Company’s proportionate share of the affiliate’s earnings equals the Company’s cumulative proportionate share of losses that were recognized during the period the application of the equity method was suspended.

The Company uses the equity method of accounting for its investment in Alvah Contractors, Inc.  See Note 7 for further information.

Advertising

Advertising costs are expensed when incurred and totaled $44,670 and $49,770 for the nine months ended September 30, 2012 and 2011, respectively.

Income Taxes

The shareholders of Q3 have elected to be treated as an S-corporation for tax purposes.  Under the provisions of the Internal Revenue Code, profits and losses are passed directly to the shareholders/members of these entities for inclusion in their personal returns.  Accordingly, no provision or liability for income taxes has been included in these financial statements.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

The Company accounts for income taxes pursuant to Financial Accounting Standards Board guidance.  This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves or related accruals for interest and penalties have been recorded at September 30, 2012 and 2011.  In accordance with the guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of income. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2008.

2                                         INTANGIBLE ASSETS

Intangible assets consisted of the following at September 30, 2012 and 2011:

	2012	2011

Non-compete agreement (See Note 6)	$400,000	$358,600
Less accumulated amortization	(400,000)	(123,620)

Intangible asset, net	$-0-	$234,980

Amortization expense for the nine months ended September 30, 2012 and 2011 was $262,150 and $42,690, respectively.

There is no amortization expense related to these intangible assets for the next five years.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

3                                         PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2012 and 2011:

	2012	2011

Equipment	$20,706,514	$11,613,206
Vehicles	10,333,140	3,572,708
Computers	832,399	810,695
Furniture	513,466	467,935

	32,385,519	16,464,544
Less accumulated depreciation	(14,063,909)	(11,119,845)

Property and equipment, net	$18,321,610	$5,344,699

Depreciation expense for the nine months ending September 30, 2012 and 2011 was $3,100,142 and $1,320,000 respectively.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

4                                         ACCRUED LIABILITIES

Accrued liabilities are as follows at September 30, 2012 and 2011:

	2012	2011

Bonuses	$700,000	$598,807
Union benefits	1,161,412	1,181,039
Wages	1,510,408	1,171,498
Payroll taxes and withholdings	1,065,847	872,627
Vacation	119,150	95,771

Total accrued liabilities - wages and vacation	$4,556,817	$3,919,742

Workers’ compensation	$256,974	$549,836
Other accrued liabilities	1,246,125	1,156,730
Safety incentive accrual	147,400	57,400

Total accrued liabilities - other	$1,650,499	$1,763,966

5                                         DEBT

In October 2006, the Company and Quality Real Estate Partners, LLC (“QREP”), entered into a Credit Agreement with a bank that provides for three loan commitments:  Revolving Credit Facility, Equipment Note Facility, and a Real Estate Loan Facility.  QREP, is a related party as further described in Note 8.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

The Revolving Credit Facility expires in April 2014 and allows for borrowings of up to $8,000,000 in 2012 and $7,000,000 in 2011, respectively.  Borrowings under the Revolving Credit Facility are limited by a borrowing base formula dependent upon levels of eligible receivables and equipment reduced by outstanding borrowings and letters of credit.  The monthly interest for the Revolving Credit Facility is based on the 30-day LIBOR Rate plus 1.75% (1.98% at September 30, 2012) and has no floor.

The Equipment Note Facility was added on March 2, 2012 and allows for borrowing of up to $15,000,000 for the purchase of eligible equipment through December 31, 2012.  All amounts advanced pursuant to the Equipment Note Facility shall be payable in full upon demand, or, if the Bank has not made demand for payment on or before December 31, 2012, the Equipment Note shall convert automatically into a term note.  The principal balance of the converted Equipment Note would be due and payable in thirty equal payments on the last day of each July through December, beginning July 31, 2013.  All principal not otherwise paid by December 31, 2017 shall be due and payable on that date.   The Equipment Note Facility bears interest at the 30-day LIBOR Rate plus 2.0% (2.23% and 2.215% at September 30, 2012 and 2011, respectively) and has no floor.

The Real Estate Loan Facility provides for a $1,905,000 loan which matures in October 2016.  The debt has been recorded by Quality Real Estate Partners, LLC, as owners of the property financed by the Real Estate Loan Facility.

In July 2012, the Company and Quality Real Estate Partners, LLC entered into a Seasonal Revolving Credit Facility with the bank that expires November 30, 2012 and allows for borrowings up to $2,000,000.  Borrowings are limited by the borrowing base formula used for the Revolving Credit Facility.  The monthly interest for the Seasonal Credit facility is based on the 30-day LIBOR Rate plus 1.75% (1.98% at September 30, 2012) and has no floor.

A commitment fee of 0.125% per annum will be charged and payable quarterly on the unused commitment under the Credit Agreement.  All debt under the Credit Agreement is secured by a security interest in substantially all of the assets of the Company.

The Credit Agreement contains various affirmative and negative financial covenants including: cash flow coverage ratio and maximum leverage ratio.  As of September 30, 2012 and 2011, the Company was in compliance with all financial covenants.

At September 30, 2012 and 2011, the total outstanding balance on the Revolving Credit Facility was $3,312,424 and $2,386,314, respectively, while the additional availability as calculated under the Credit Agreement’s provision was $4,687,576 and $3,540,686.  The outstanding balance on the Equipment Note Facility was $10,262,867 at September 30, 2012 with an additional availability of $4,737,133.  There were no borrowings under the Seasonal Revolving Credit Facility as of September 30, 2012.

See Note 12 for further information.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Below is a summary of the term loans outstanding at September 30, 2012 and 2011:

	2012	2011

Unsecured notes payable to a shareholder, maturing on July 15, 2018, payable in 27 quarterly installments beginning on January 15, 2012 in an amount necessary to fully amortize the remaining principal balance plus any unpaid accrued interest. Interest is accrued at the prime rate (3.25% at September 30, 2012) and payments are annually on January 15th.	$494,128	$510,000

Unsecured note payable to former shareholder, maturing in October 2013, payable in monthly installments of $3,024 including interest at the Prime rate (3.25% at September 30, 2012) Payments are adjusted annually in October for interest.	—	98,055

Notes payable to Kubota, maturing at various dates through April 2013, payable in monthly at an aggregate of $3,588 with no interest and secured by equipment.	22,715	64,063

Term loan with a bank, maturing in October 2014, requiring monthly payments of $17,271 interest of 2.68% per annum, secured by equipment.	—	596,775

	516,843	1,268,893
Less current portion	(516,843)	(295,461)

Long-term portion	$—	$973,432

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Future maturities of long-term debt are as follows:

Years ending December 31,

2012	$516,843
2013	—
2014	—
2015	—
2016	—
Thereafter	—

Total	$516,843

Amounts owed on the unsecured note to shareholder have been classified as current as all amounts due were paid by November 19, 2012.  See Note 12 for further information.

6                                         COMMITMENTS AND CONTINGENCIES

Captive Self Insurance Arrangement

From April 2007 through March 2009, the Company participated in a captive insurance arrangement.  Though the Company terminated participation in this arrangement effective March 31, 2009, the Company has exposure to any claims which may be assessed to them for claims arising from incidents while the Company was insured under the captive insurance arrangement, through March 31, 2017.  There were no assessments in 2012 and 2011.

As a requirement of the captive insurance arrangement, the Company has a $1,073,000 standby Letter of Credit available through March 31, 2014. The beneficiary of the Letter of Credit is Royal Bank of Canada, Miami Agency.

See Note 12 for further information.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Operating Leases

The Company has various leases for storage and office space with monthly payments ranging from $525 to $20,000 plus a proportionate share of real estate taxes, maintenance and insurance costs.  The leases have expiration dates ranging from December 2012 to December 2014.  The Company also has various operating leases for equipment with monthly payments ranging from $1,853 to $40,612.  The leases have expiration dates ranging from August 2013 to November 2016.

Future minimum lease payments are as follows for September 30, 2012:

	Real estate	Equipment	Total

2012	$165,537	$1,077,784	$1,243,321
2013	453,461	4,228,611	4,682,072
2014	290,580	3,433,090	3,723,670
2015	—	1,972,318	1,972,318
2016	—	735,992	735,992

Total	$909,378	$11,447,795	$12,357,373

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

Rent expense was as follows for September 30, 2012 and 2011:

	2012	2011

Equipment	$3,768,133	$3,829,824
Real estate	682,768	529,711

Total	$4,450,901	$4,359,535

Capital Leases

The Company leased equipment under an agreement that was classified as a capital lease which was paid off in March 2012.

Non-Compete Agreements

During 2000, the Company entered into a shareholder stock redemption agreement.  In conjunction with this agreement, the Company entered into a twenty year non-compete agreement with a former shareholder requiring annual payments of $135,000 through 2019.  The amount outstanding can be prepaid at any time at a 9% discount.  The Company exercised its prepayment option in August 2011 and paid the shareholder a discounted payment of $853,790.  The Company expensed the entire amount in 2011, as the Company determined the likelihood of the former shareholder competing with the Company was remote.

On January 1, 2003, a second stock redemption agreement was entered into with a different former shareholder.  In conjunction with this agreement, the Company entered into a ten year non-compete agreement requiring monthly payments of $5,456 beginning February 2004 and ending October 2013.  The amount outstanding can be prepaid anytime during the non-compete period at a 7% discount.  The Company exercised its prepayment option in August 2012 and paid the shareholder $116,697.  The Company expensed the entire amount in the nine months ended September 30, 2012, as the Company determined the likelihood of the former shareholder competing with the Company was remote.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

On August 1, 2009, the Company entered into a third stock redemption agreement.  In conjunction with this agreement, the Company entered into a seven year non-compete agreement with a third former shareholder requiring monthly payments of approximately $13,800 beginning August 15, 2009 for 29 months through December 15, 2011 totaling $400,000, which was being expensed on a straight-line basis over the seven year non-compete period.  This transaction resulted in a prepaid asset with a balance of $262,150 at December 31, 2011 which the Company expensed in its entirety in the nine months ended September 30, 2012, as the Company determined the likelihood of the former shareholder competing with the Company was remote.  See Note 2 for further information.

Pending and Threatened Litigation

In the ordinary course of business, the Company will from time to time be involved in threatened or actual litigation.  The Company is not aware of any asserted or unasserted claims at September 30, 2012 and 2011.

7                                         EQUITY METHOD INVESTMENTS

In August 2010, the Company paid $15,000 for a 49% interest in Alvah Contractors, Inc. (Alvah), a California corporation.  Prior to January 1, 2012, the Company accounted for this investment under the cost method.  Beginning in 2012, the Company adopted the equity method for this investment.  Alvah is engaged in construction activities in California.  The following is a summary of the financial position and results as of and for the periods ended September 30:

	2012	2011

Balance sheet data
Assets	$1,785,941	$1,779,489
Liabilities	934,094	1,237,477
Net Assets	$851,847	$542,042

Company’s equity investment	$417,405	$15,000

	Nine months ended September 30,
	2012	2011

Earnings data:
Revenue	$4,438,095	$3,038,562
Expenses	3,120,322	2,299,543
Earnings before taxes	$1,317,773	$739,019
Company’s equity in earnings	$645,708	$362,119

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

8                                         RELATED PARTIES

Shareholder Advances

The Company, from time to time, will advance funds to its shareholders.  The amount due from shareholder advances was $89,591 and $115,789 at September 30, 2012 and 2011, respectively.

Loan to Affiliate

As of September 30, 2012 and 2011, amounts due from the affiliated company under the loan agreement were $0 and $530,000, respectively, and are recorded as note receivable — related party in the Company’s balance sheet.   Amounts outstanding under the loan are subject to a variable rate of interest calculated at the greater of 5% or LIBOR plus 3%.  At September 30, 2012 and 2011 the rate of interest on the outstanding balance of the loan was 5.00% and there was no unpaid interest.  The loan agreement matures on July 31, 2013 but contains a provision whereby the arrangement will continue month-to-month unless terminated by either party, in which case the maturity date will be the last day of the next complete calendar month.  However, as per the loan agreement, in no event shall the maturity date extend beyond December 31, 2013.

Lease of Property

The Company has entered into a related party lease transaction with QREP.  Jay Osborn, Company President and Chairman of the Board of Directors and largest Company shareholder, Chad Loecher, Company Vice President and 38% shareholder of the Company, and Doug Yetzer, 10% shareholder of the Company, are the partners of QREP. The property is located in Little Canada, MN.  During the nine months ended September 30, 2012 and 2011, the Company paid $180,000 in lease payments to QREP for the use of this property.  The term of the lease is through September 2, 2014.  See Note 12 for more information

Credit Agreement

The Company and QREP are co-borrowers on the Credit Agreement with a bank as described in Note 5.  In conjunction with the sale of the Company on November 17, 2012, the bank released the Company from the debt obligation for the Real Estate Loan Facility and released QREP from the debt obligation for the Revolving Credit Facility, the Seasonal Revolving Credit Facility and the Equipment Note Facility.  See Note 12 for further information.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

9                                         RETIREMENT PLANS

Profit Sharing Plan

Effective January 1, 1996, the Company adopted a 401(k) profit sharing plan and trust.  All employees, excluding those governed by collective bargaining agreements, are eligible to participate as long as they meet the minimum age and service requirements defined by the plan.  The plan allows for voluntary employee contributions and discretionary employer contributions.  Employer contributions for the nine months ending September 30, 2012 and 2011 were $122,667 and $112,345, respectively.

Defined Benefit Retirement Plan

Union employees of the Company are covered by the union sponsored Multi-Employer Defined Benefit Industry Pension Funds.  The Company contributes amounts to these pension funds in accordance with negotiated union contracts.  Contribution expense was $3,172,578 and $2,448,703 for the nine months ended September 30, 2012 and 2011, respectively.

Provisions of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) require participating employers to assume a proportionate share of a multi-employer plan’s unfunded vested benefits in the event of withdrawal from or termination of such plan.  Provisions of the Act may have the effect of increasing the level of contributions in future years.  In September 2011, the Company withdrew from the Central State Pension Union and has recorded an accrued liability for this withdrawal of $85,000 at September 30, 2012 and 2011.

10                                  SHAREHOLDERS’ AND MEMBERS’ EQUITY

Buy-Sell Agreement

In August 2009, the Board of Directors adopted a buy-sell agreement where upon death, insolvency, divorce, voluntary transfer, or termination of employment of a shareholder, the remaining shareholders have the option to purchase all or any portion of the stock owned by the shareholder at a price and on such terms as provided for in the agreement. If the remaining shareholders do not exercise their option to purchase the stock, the Company then has the option to purchase all or any portion of the stock that was not purchased by the remaining shareholders at a price and on such terms as provided for in the agreement.

11                                  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest for the nine months ended September 30, 2012 and 2011 was $153,436 and $92,238, respectively.

NOTES TO FINANCIAL STATEMENTS

Nine Month’s Ended September 30, 2012 and 2011 — (Unaudited)

12                                  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 31, 2013, for potential recognition or disclosure in the financial statements.

On November 19, 2012, 100% of the common shares of the Company were sold to Primoris Services Corporation, Inc. for $48,116,000 in cash plus incentive provisions of up to $10,000,000 that are based on the Company achieving the following financial targets (using EBITDA as that term is defined in the purchase agreement):

1.                                      For the period November 18, 2012 through December 31, 2013, a cash payment of $3.75 million if EBIDTA is at least $17.7 million with an additional payment of $1.25 million if EBITDA exceeds $19.7 million.

2.                                      For the calendar year 2014, a cash payment of $3.75 million if EBITDA exceeds $19 million with an additional cash payment of $1.25 million if EBITDA exceeds $22 million.

In conjunction with the sale of the Company stock to Primoris Services Corporation, the Company entered into a new lease agreement with QREP for the Little Canada, Minnesota facility beginning November 18, 2012 and expiring December 17, 2022.  Payments are $22,000 per month for the first five years of the lease and $23,100 per month for the remaining five years of the lease if the Company has not exercised either its option to purchase the premises or right of first refusal.

Also in conjunction with the sale of the Company stock to Primoris Services Corporation, the Company’s former owners caused to be paid $3,162,867 on November 19, 2012 to reduce the amount due on the Equipment Note Facility to $7,090,500.  As of December 5, 2012 all amounts owed on the Equipment Note Facility were paid and the Company has no amounts owing to the bank for the Equipment Note Facility.   The former owners also assumed the debt owed on the Revolving Credit Facility of $3,153,367 thereby eliminating any obligation by the Company for the Revolving Note Facility.  In addition, the former owners paid the remaining obligation of $475,442 owed on the unsecured note to shareholder.

On November 15, 2012 the Company’s standby Letter of Credit of $1,073,000, required for the insurance captive as further described in Note 6, was released by the bank.  All further potential obligations related to the insurance captive have been assumed by the Company’s former owners as a condition of the sale of their Company stock to Primoris Services Corporation.